Exhibit 99.1

Veraz Networks, Inc. Reports Fourth Quarter and Year End 2009 Financial Results

Engages Investment Banking Firm to Evaluate Strategic Opportunities

SAN JOSE, Calif.—March 11, 2010 (BUSINESS WIRE)—Veraz Networks, Inc. (NASDAQ:VRAZ), a leading provider of Multimedia Generation Network (MGN) application, control, and bandwidth optimization products, today announced financial results for the fourth quarter and full year ended December 31, 2009.

FINANCIAL RESULTS

Revenue for the fourth quarter was $18.6 million, which was roughly flat as compared to the third quarter of 2009 and lower than the $26.3 million recorded for the fourth quarter of 2008. Revenue for the full year was $75.1 million, as compared to $93.4 million for 2008.

Gross margin percentage for the fourth quarter was 57%, which was lower than the record 64% for the third quarter of 2009 and lower than the 60% for the fourth quarter of 2008. Full year Gross margin percentage was 58% which is the highest ever attained on an annual basis, as compared to 55% for 2008. IP product gross margin percentage was 61% for the fourth quarter and 60% for the full year, as compared to 65% for the fourth quarter of 2008 and 61% for 2008.

Operating expenses for the fourth quarter were $14.1 million, which were 18% higher than the third quarter of 2009 and a 12% decrease from the fourth quarter of 2008. Operating expenses for the year were $53.5 million, which was a 26% decrease over 2008.

Net loss on a GAAP basis for the fourth quarter of 2009 was ($4.1 million) or ($0.09) loss per share, which was a larger loss than the ($0.9) million or ($0.02) loss per share for the fourth quarter of 2008 and the ($1.6) million and ($0.04) per share for the third quarter of 2009. Net loss on a GAAP basis for the full year of 2009 was ($11.6) million or ($0.27) loss per share, which was a smaller loss than the net loss for 2008 of ($21.0 million), or ($0.50) loss per share.

On a non-GAAP basis, net loss for the fourth quarter was ($2.6) million or ($0.06) loss per share, as compared to the fourth quarter of 2008 with non-GAAP net income of $0.6 million or $0.01 per share. Net loss on a non-GAAP basis for the year was ($7.1) million or ($0.17) loss per share, which was a smaller loss than the net loss for 2008 of ($13.1 million), or ($0.31) loss per share.

For the fourth quarter of 2009, cash flow from operations was positive $1.4 million and as of the end of 2009, cash, cash equivalents, restricted cash and investments were $33.6 million, or $0.75 per fully diluted share, and the company had no debt.

“Obviously, 2009 was a very challenging year for the global economy, as well as for the telecommunications industry and clearly Veraz was not immune to the macroeconomic environment,” said Doug Sabella, Chief Executive Officer of Veraz Networks. “Although the revenue decline we experienced was disappointing, it was in line with others in our industry. By recognizing this challenging environment early, we significantly lowered our breakeven point which allowed us to conserve cash and maintain a strong balance sheet. Our products and solutions remain among the most competitive in the industry, and we are confident that we will once again see growth as the industry recovers. Despite the environment, our IP Products backlog remains at one of the highest levels in our history. We are working diligently to convert this backlog into revenue while continuing to grow our backlog throughout 2010.”

FOURTH QUARTER AND FULL YEAR HIGHLIGHTS

Veraz technology was deployed in Turkey (Borusan Telekom), Kenya and East Africa (Jamii Telecommunications Ltd), India (IDEA Cellular), and Israel (013 NetVision) as well as in 13 other countries around the world.

Veraz further strengthened its relationship with LS Cable including the licensing of certain source code technology and the recent announcement to deliver Quad Play Service Solutions

Technology announcements included a compliant solution for the Internet Packet Exchange (IPX) standard, used by mobile networks to exchange mobile IP packets, and a Session Initiation Protocol (SIP) Gateway, which enables interconnection to enterprise PBXs and public switched telephone network (PSTN) switches.

Veraz grew its IP customer base to over 130 customers, with product deployments in over 80 countries.

CORPORATE NEWS

The Veraz Networks Board of Directors (Board) announced today that the investment banking firm of Pagemill Partners has been retained to examine Veraz’s strategic alliance, divestiture, and acquisition opportunities. Despite Veraz having a solid balance sheet and significantly reducing costs in a difficult market, the Board believes that Veraz is significantly undervalued in the public market, both relative to its peers and to its intrinsic value. Accordingly, the Board has determined that it is in the best interests of the shareholders, customers and employees to explore all strategic options with the objective of maximizing shareholder value.

“We believe that the company has maintained and in some cases grown its market share in a difficult environment, however the challenges are great for a company of our size in the public market,” said Sabella. “We believe it is in the best interest of our shareholders and customers to explore options which will enable us to leverage our product investments and customer base to improve our overall market position. We continue to be a significant infrastructure and technology partner to some of the largest operators of wireless networks around the globe. While others talk about globalization, we have built a truly global company, which is quite complex and not easily replicated. We believe that these are very strong competitive advantages, which give us confidence that our strategy is sound and that our opportunities are great for 2010.”

Veraz also announced today that it had reached an agreement with the staff of the U.S. Securities and Exchange Commission (SEC) related to the previously disclosed U.S. Foreign Corrupt Practices Act (FCPA) investigation. The agreement requires Veraz, without admitting or denying any findings, to consent to the entry of an injunction prohibiting violations of the non-fraud provisions of the FCPA and to pay a civil penalty of $300,000. The agreement requires approval by the SEC and is subject to court approval.

Conference Call Information

Veraz will offer a live webcast of the conference call, which will also include forward-looking information. The webcast will be accessible from the “Investor Relations” section of the Veraz website (HYPERLINK “http://cts.businesswire.com/ct/CT?id=smartlink&url=http%3A%2F%2Fwww.veraznetworks.com&esheet=6150370&lan=en_US&anchor=www.veraznetworks.com &index=1&md5=417d08610eb76ccdf322618618f9edb3”www.veraznetworks.com). The webcast will be archived for a period of 30 days. A telephonic replay of the conference call will also be available two hours after the call and will run for two days. To hear the replay, parties in the United States and Canada should call 1-877-344-7529 and enter passcode 60000#. International parties should call +1-412-317-0088 and enter passcode 60000#. In addition, this press release will be distributed via Business Wire and posted on the Veraz website (and the SEC’s website at http://www.sec.gov) before the conference call begins.

About Veraz Networks

Veraz Networks, Inc. (NASDAQ: VRAZ - News), is the leading provider of application, control, and bandwidth optimization products that enable the evolution to the Multimedia Generation Network (MGN). Service providers worldwide use the Veraz MGN portfolio to extend their current application suite and rapidly add customized multimedia services that drive revenue and ensure customer retention. The Veraz MGN separates the control, media, and application layers while unifying management of the network, thereby increasing service provider operating efficiency. Wireline and wireless service providers in over 60 countries have deployed products from the Veraz MGN portfolio, which includes the ControlSwitch™, Network-adaptive Border Controller, I-Gate 4000 Media Gateways, the VerazView Management System, and a set of prepackaged applications. For more information regarding the company, please visit www.veraznetworks.com.

Use of Non-GAAP Financial Measures

Some of the measures in this press release are non-GAAP financial measures within the meaning of the SEC Regulation G. Veraz believes that presenting non-GAAP net (loss) income and non-GAAP net (loss) income allocable to common stockholders is useful to investors, because it describes the operating performance of Veraz. Veraz management uses these non-GAAP measures as important indicators of the company’s past performance and in planning and forecasting performance in future periods. The non-GAAP financial information Veraz presents may not be comparable to similarly-titled financial measures used by other companies, and investors should not consider non-GAAP financial measures in isolation from, or in substitution for, financial information presented in compliance with GAAP. You are encouraged to review the reconciliation of non-GAAP financial measures to GAAP financial measures included elsewhere in this press release.

In respect of the foregoing, Veraz provides the following supplemental information to provide additional context for the use and consideration of the non-GAAP financial measures used elsewhere in this press release:

Stock-based compensation. These expenses consist of expenses for employee stock options, restricted stock units and employee stock purchases under Statement of Financial Accounting Standards No. 123(R) (SFAS 123(R)). Veraz excludes stock-based compensation expenses from our non-GAAP measures primarily because they are non-cash expenses. As Veraz applies SFAS 123(R), it believes that it is useful to its investors to understand the impact of the application of SFAS 123(R) to its operational performance, liquidity and its ability to invest in research and development and fund acquisitions and capital expenditures. While stock-based compensation expense calculated in accordance with SFAS 123(R) constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because it is not an expense that typically requires or will require cash settlement by Veraz and because such expense is not used by management to assess the core profitability of our business operations. Veraz further believes these measures are useful to investors in that they allow for greater transparency to certain line items in our financial statements. In addition, excluding this item from various non-GAAP measures better facilitates comparisons to our competitors’ operating results.

SEC investigation and settlement expense. Due to the one-time nature and magnitude of expense associated with the SEC investigation, Veraz excludes such expenses from its non-GAAP measures primarily because they are not indicative of ongoing operating results. Further, excluding this item from non-GAAP measures reflects management’s internal comparisons to our historical operating results.

Restructuring charges. Due to the nature of these involuntary employee terminations, which are in connection with the operational restructuring of the business, Veraz excludes such expenses from its non-GAAP measures primarily because they are not indicative of ongoing operating results. Further, excluding this item from non-GAAP measures reflects management’s internal comparisons to our historical operating results.

This press release may contain forward-looking statements regarding future events that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. These forward-looking statements involve risks and uncertainties, as well as assumptions that if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include but are not limited to, statements regarding our potential backlog and its conversion into revenue in 2010, growth of backlog and revenues in 2010, resolution of the SEC investigation and the potential success of any strategic discussions managed by Pagemill Partners and other risks and uncertainties described more fully in our documents filed with or furnished to the SEC. More information about these and other risks that may impact Veraz’ business is set forth in the “Risk Factors” section in our Annual Report on Form 10-K for the year ended December 31, 2008 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, each as filed with the SEC. These filings are available on a website maintained by the SEC http://www.sec.gov/. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

A copy of this press release can be found on the investor relations page of Veraz’ website at http://www.veraznetworks.com/. (VRAZ -IR)

Veraz Networks, Veraz, and ControlSwitch are registered trademarks of Veraz Networks, Inc. All other company and product names may be trademarks of the respective companies with which they are associated.

VERAZ NETWORKS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands, unaudited)

	December 31, 2009	December 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$25,095	$35,388
Restricted cash	608	604
Short-term investments	7,899	2,650
Accounts receivable, net	29,959	31,666
Inventories	8,364	12,284
Prepaid expenses	1,718	2,097
Deferred tax assets	—	945
Other current assets	3,113	3,674
Due from related parties	686	912

Total current assets	77,442	90,220
Property and equipment, net	3,149	4,635
Other assets	120	345

Total assets	$80,711	$95,200

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,375	$5,671
Accrued expenses	11,493	13,204
Income tax payable	1,173	354
Deferred revenue	14,112	17,177
Due to related parties	1,117	6,670

Total current liabilities	34,270	43,076

Stockholders’ equity:
Common stock and additional paid-in-capital	133,128	129,078
Deferred stock-based compensation	—	(32)
Accumulated other comprehensive income	2,124	268
Accumulated deficit	(88,811)	(77,190)

Total stockholders’ equity	46,441	52,124

Total liabilities and stockholders’ equity	$80,711	$95,200

VERAZ NETWORKS, INC AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(In thousands, except per share data, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
Revenues:
IP Products	$10,668	$16,946	$44,303	$62,467
DCME Products	905	3,485	3,333	8,515
Services	7,051	5,897	27,455	22,453

Total revenues	18,624	26,328	75,091	93,435

Cost of Revenues:
IP Products	4,186	5,958	17,751	24,485
DCME Products	388	1,432	1,331	3,390
Services	3,372	3,114	12,141	14,098

Total cost of revenues	7,946	10,504	31,223	41,973

Gross profit	10,678	15,824	43,868	51,462

Operating Expenses:
Research and development, net	4,764	5,109	18,842	25,840
Sales and marketing	5,682	7,796	23,139	30,753
General and administrative	3,638	3,138	11,501	15,309
Restructuring charges	—	40	—	834

Total operating expenses	14,084	16,083	53,482	72,736

Loss from operations	(3,406)	(259)	(9,614)	(21,274)
Other income (expense), net	138	(325)	163	(98)

Loss before income taxes	(3,268)	(584)	(9,451)	(21,372)
Income taxes	790	277	2,170	(412)

Net loss allocable to common stockholders	$(4,058)	$(861)	$(11,621)	$(20,960)

Net loss allocable to common stockholders per share - basic and diluted	$(0.09)	$(0.02)	$(0.27)	$(0.50)

Weighted-average shares outstanding used in computing net loss per share — basic and diluted:	43,630	42,501	43,424	42,034

VERAZ NETWORKS, INC AND SUBSIDIARIES

Reconciliation of GAAP to Non-GAAP results

(In thousands, except per share data, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
Reported net loss (GAAP basis)	$(4,058)	$(861)	$(11,621)	$(20,960)

Non-GAAP adjustment
Stock based compensation (1)	1,004	1,204	4,005	4,532
SEC informal inquiry matters (2)	500	196	500	2,451
Restructuring charges (3)	—	40	—	834

Non-GAAP net income (loss)	$(2,554)	$579	$(7,116)	$(13,143)

Weighted-average shares outstanding used in computing net income (loss) — diluted: (for Non-GAAP)	43,630	43,412	43,424	42,034

Reported net loss per share - basic (GAAP basis)	$(0.09)	$(0.02)	$(0.27)	$(0.50)
Stock based compensation (1)	0.02	0.03	0.09	0.11
SEC informal inquiry matters (2)	0.01	—	0.01	0.06
Restructuring charges (3)	—	—	—	0.02

Non-GAAP net income (loss) per share - basic	$(0.06)	$0.01	$(0.17)	$(0.31)

Reported net loss per share - diluted (GAAP basis)	$(0.09)	$(0.02)	$(0.27)	$(0.50)
Stock based compensation (1)	0.02	0.03	0.09	0.11
SEC informal inquiry matters (2)	0.01	—	0.01	0.06
Restructuring charges (3)	—	—	—	0.02

Non-GAAP net income (loss) per share — diluted	$(0.06)	$0.01	$(0.17)	$(0.31)

(1) Stock based compensation for the three and twelve months ended December 31, 2009 and 2008, were as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
Cost of revenues	$254	$236	$986	$900
Research and development, net	315	342	1,261	1,381
Sales and marketing	272	397	1,079	1,350
General and administrative	163	229	679	901

	$1,004	$1,204	$4,005	$4,532

(2) Expenses related to SEC inquiry matters for the three and twelve months ended December 31, 2009 and 2008 were as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
General and administrative	$500	$196	$500	$2,451

(3) Expenses related to Restructuring charges for the three and twelve months ended December 31, 2009 and 2008, were as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
Restructuring charges	$—	$40	$—	$834